UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                 August 30, 2004
                Date of Report (Date of earliest event reported)



                         THE CHARLES SCHWAB CORPORATION
             (Exact name of registrant as specified in its charter)





              Delaware                       1-9700            94-3025021
    (State or other jurisdiction          (Commission       (I.R.S. Employer
  of incorporation or organization)       File Number)    Identification Number)



                   120 Kearny Street, San Francisco, CA 94108
              (Address of principal executive offices and zip code)
       Registrant's telephone number, including area code: (415) 627-7000



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                         THE CHARLES SCHWAB CORPORATION


Item 1.01    Entry into a Material Definitive Agreement

On August 31, 2004, The Charles Schwab Corporation (the Company) along with CS Capital Markets & Co. and Schwab Associates & Co. entered into a definitive purchase agreement with UBS Securities LLC and UBS Americas Inc. pursuant to which the UBS entities will acquire all of the partnership interests of Schwab Capital Markets L.P. and all of the outstanding capital stock of SoundView Technology Group, Inc., for $265 million in cash, subject to certain conditions including regulatory approval. This $265 million transaction for the sale of the Company's capital markets business includes commitments for the Company and Charles Schwab & Co., Inc. (Schwab) to enter into eight-year services agreements for the handling of Schwab's equity and listed options order flow, to be executed at closing.

A copy of the press release announcing the execution of the purchase agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.


Item 2.05    Costs Associated with Exit or Disposal Activities

See Item 1.01 - Entry into a Material Definitive Agreement. The Board of Directors of the Company approved the sale of the Company's capital markets business on August 30, 2004.

As disclosed in the press release, additional charges associated with exiting the capital markets business are expected to result in total after-tax charges of approximately $75 million to $85 million during the remainder of 2004, of which $45 million to $55 million relate to severance charges with the remainder relating to excess real estate. These total after-tax charges are expected to include non-cash charges of approximately $15 million to $25 million.


Item 2.06    Material Impairments

See Item 1.01 - Entry into a Material Definitive Agreement and Item 2.05 - Costs Associated with Exit or Disposal Activities.

As disclosed in the press release,  charges,  in addition to those  discussed in
Item 2.05 - Costs Associated with Exit or Disposal Activities, associated with the sale of the Company's capital markets business are expected to result in a non-cash after-tax charge of approximately $70 million to $80 million in the third quarter of 2004.

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Item 9.01    Financial Statements and Exhibits
       (c)   Exhibits

             99.1 Press release dated August 31, 2004 ("Schwab Announces Sale of Schwab Soundview Capital Markets").


This Current Report on Form 8-K contains forward-looking statements that reflect management's current expectations with respect to charges associated with the sale of the Company's capital markets business and for severance and excess real estate associated with this transaction. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, the extent of the workforce reduction associated with exiting the capital markets business and the scope of severance payments, the impact of evolving real estate market conditions on sublease rates for the Company's excess office space, and the final valuation of certain assets and liabilities associated with the transaction.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  THE CHARLES SCHWAB CORPORATION
                                                           (Registrant)

Date:  September 3, 2004                            /s/ Christopher V. Dodds
       -----------------                            ----------------------------
                                                    Christopher V. Dodds
                                                    Executive Vice President and
                                                    Chief Financial Officer


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